Exhibit 10.8

FIRST AMENDMENT

TO THE

LICENSE AND SUBLICENSE AGREEMENT

BY AND BETWEEN

ON TARGET THERAPEUTICS LLC AND OKYO PHARMA LIMITED

This FIRST AMENDMENT TO THE LICENSE AND SUBLICENSE AGREEMENT (“First Amendment”) is dated as of March 25, 2021 (the “First Amendment Effective Date”) by and between On Target Therapeutics, LLC, 15 Wynnewood Road, Wellesley, MA 02481 and (“On Target”) and OKYO Pharma Limited, Martello Court, Admiral Park, St. Peter Port, Guernsey, GY1 3HB (“OKYO”).

BACKGROUND

WHEREAS, the Parties have executed that certain License Agreement dated 22 May 2017 (the “Agreement”) and the Parties would like to amend said Agreement;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants set forth in this First Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	All terms and conditions of the Agreement not modified by this First Amendment shall continue in full force and effect in accordance with their terms. All capitalized terms not otherwise defined herein shall have the same definition as in the Agreement.

2.	Section 1.9 “Licensed Patents”. Section 1.9 is hereby deleted and replaced with the following:

1.11 “Licensed Patents” means the following patent applications:

PCT/US2014/026662, filed March 13, 2014, USSN 61/811,249 filed April 19, 2013, USSN 61/813,835, filed April 19, 2013, US 10,233,219, and USSN 16/245,472; and including all provisionals, substitutions, continuations, continuations-in-part, divisionals, renewals, all letters patent granted thereon, and all reissues, reexaminations, extensions, confirmations, revalidations, registrations, patents of addition thereof, and any cases that claim priority to any of the foregoing (collectively “the First Patent Family”);

PCT/US2017/014605, filed January 23, 2017, USSN 62/286,070 filed January 22, 2016, and USSN 16/070,467, and including all provisionals, substitutions, continuations, continuations-in-part, divisionals, supplementary protection certificates, renewals, all letters patent granted thereon, and all reissues, reexaminations, extensions, confirmations, revalidations, registrations, patents of addition thereof, PCTs, and foreign equivalents to any of the foregoing, and any cases that claim priority to any of the foregoing.”

3.	Section 6.2 “Patent Prosecution”. The last sentence of section 6.2 shall be deleted. The following sentences shall be added:

“OKYO shall not prosecute any claims from the First Patent Family that are not directed to Chemerin Products, or their manufacture or use. On Target shall not prosecute any claims from the First Patent Family that are directed to Chemerin Products, or their manufacture or use.”

4.	Development Milestones. The Parties will jointly approach Tufts Medical Center, Inc. to renegotiate the Development Milestones set forth on Exhibit C to the April 3, 2017 License Agreement between On Target and Tufts Medical Center, Inc. (“Tufts”). If further modifications of the Development Milestones are needed in the future then the Parties will use the same joint process.

5.	Miscellaneous. This First Amendment may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one instrument. No modification or amendment to this First Amendment shall be effective unless in writing signed by the duly authorized representative of both parties.

IN WITNESS WHEREOF, the Parties hereto have caused this First Amendment to be executed by their duly authorized representatives, as set forth below.

On Target Therapeutics LLC.	OKYO Pharma Limited

By:	By:
Name:	Name:
Title:	Title:

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